I represent that the foregoing is a fair and accurate summary English translation of the original Hebrew language General Terms for Opening and Operating a Credit Account in Foreign Currency and in Israel Currency dated as of April 25, 2002, executed by Yosef A. Maiman, Y.M. Noy Investments Ltd., Ohad Maiman and Noa Maiman.

                                                    /s/ Yosef A. Maiman
                                              By:  --------------------
                                              Name:  Yosef A. Maiman
                                              Title: Chairman of
                                                     the Board of Directors

                       Supplement to the General Terms
                       -------------------------------



Date:

Bank Leumi Le-Israel B.M.

Gentlemen:

Pursuant to the General Terms for opening a credit account in foreign currency and in Israeli currency which have been and/or shall be signed by us (hereinafter: the "Management Terms") and with regard to the credits which shall be provided to us pursuant thereto in order to finance the purchase of 11, 115,112 Class A shares of $1 nominal value each in Ampal - American Israel Corporation (hereinafter: "Ampal"), which constitute at least some 57.6% of the effective capital of Ampal and which confer control in Ampal according to the law applicable to Ampal, as well as Class A shares in Ampal which were issued by Ampal pursuant to the exercise of 329,000 employee options which were issued by Ampal (hereinafter jointly: the "Purchased Shares"), with the effective percentage of the capital and control of Ampal, by virtue of the Purchased Shares, being 58.3% (approximately 51.8% in dilution, in the case of purchase of the Preferred Stock in Ampal), we hereby confirm that the credits shall also be subject to all of the terms set forth below, which shall constitute an integral part of the Management Terms.

1. In this document, the terms set forth below shall have the meaning which appears opposite each term:

     the "Bank" -                       Bank Leumi Le-Israel B.M.

     the "Clients" -                    Y.M. Noy Investments Ltd., which is an

                                        Israeli company established for the
                                        purpose of implementing the purchase,
                                        and which, up to the date of purchase
                                        of the Purchased Shares, has not been
                                        engaged in any activity, has not
                                        entered into any financial undertaking
                                        vis-a-vis any entity whatsoever, and
                                        has no creditors and/or other
                                        payables.

     the "Credits" and/or the           This term shall include all of the
     "Credit" -                         credits which have been and shall be
                                        provided to the Clients for the purpose
                                        of partial financing of the purchase,
                                        by the Clients, of the Purchased
                                        Shares (principal, interest and
                                        commissions), pursuant to that set
                                        forth in Section 3 below, and any
                                        credit which has been and shall be
                                        provided for the purpose of the
                                        repayment of said credits, in whole or
                                        in part.

     "Ampal" -                          Ampal - American Israel Corporation,
                                        a company registered in New York,
                                        whose shares are traded on NASDAQ.

     the "Shareholders" -               All of the shareholders in the Clients
                                        as set forth below, jointly and
                                        severally: Mr. Yossi Maiman100% of the
                                        capital and 33.3% of the voting rights
                                        and the right to appoint Directors;
                                        Mr. Ohad Maiman - 33.3% of the voting
                                        rights and the right to appoint
                                        Directors; and Ms. Noa Maiman - 33.3%
                                        of the voting rights and the right to
                                        appoint Directors; Yossi Maiman shall
                                        hold call options vis-a-vis Ohad
                                        Maiman and Noa Maiman in respect of
                                        the purchase of their shares in the
                                        Clients.

     the "Other Shareholders" -         Jointly and severally: Ohad Maiman and
                                        Noa Maiman.


the "Purchasing Agreement" -            An agreement dated February 26, 2002
                                        between the Clients and the Sellers,
                                        for the purchase of shares in Ampal.

     the "Date of Purchase" -           The date of transfer of ownership of
                                        the Purchased Shares to the Clients
                                        and the encumbrance thereof in favor
                                        of the Bank. "Dividends" - Inclusive
                                        of the meaning of this term as defined
                                        in the Corporations Law, 1999, and
                                        inclusive of any way of reduction of
                                        capital.

     the "Shares" -                     11, 115,112 Class A shares of $1
                                        nominal value each in Ampal, which
                                        constitute at least some 57.6% of the
                                        effective capital of Ampal and which
                                        confer control in Ampal according to
                                        the law applicable to Ampal. the
                                        "Employee Options" - 329,000 options
                                        issued by Ampal to its employees,
                                        divided into options which were issued
                                        on December 31, 2000 at an exercise
                                        price of $6.06, and the balance of
                                        which were issued by Ampal on December
                                        15, 2001, at an exercise price of
                                        $5.94. All of the aforementioned
                                        options shall be exercised and
                                        converted to Class A shares in Ampal
                                        no later than the Date of Purchase.

     the "Purchased Shares" -           The Shares, along with Class A shares
                                        in Ampal which shall be issued as a
                                        result of exercise of the Employee
                                        Options. The effective percentage of
                                        the capital and control of Ampal, by
                                        virtue of the Purchased Shares, is
                                        58.3% (approximately 51.8% in
                                        dilution, in the case of purchase of
                                        the Preferred Stock in Ampal).


the "Treasury Shares" -                 6,160,664 (six million, one hundred and
                                        sixty thousand, six hundred and
                                        sixty-four) Class A shares in Ampal
                                        which are held, as at the date of
                                        signature of this document, by Ampal
                                        and/or by a whollyowned subsidiary
                                        under the complete control of Ampal.

     "Encumbrance on the                This term shall refer to an encumbrance
     Shares" -                          on the Purchased Shares and on the
                                        rights in respect thereof, including
                                        the rights, the options, the monies
                                        and the assets which shall be.due or
                                        shall be expended instead or in
                                        respect or by virtue thereof,
                                        including bonus shares, priority
                                        rights, rights in securities of any
                                        type and kind in any corporation
                                        whatsoever or in any other manner, and
                                        inclusive of any dividends in cash or
                                        in kind, which shall be given in
                                        respect thereof, as well as all of the
                                        rights in Ampal and visa-vis other
                                        shareholders therein, which are
                                        conferred, under any law and/or
                                        pursuant to the Memorandum and/or the
                                        Articles of Association of Ampal
                                        and/or to an agreement between
                                        shareholders, upon the holder of the
                                        shares by virtue of his/her possession
                                        of the shares which shall be
                                        encumbered as set forth above; and any
                                        encumbrance on the amounts which shall
                                        be paid by Ampal to the Clients as
                                        management fees, consultation fees or
                                        other. The Purchased Shares and the
                                        share certificates of the Purchased
                                        Shares, the latter being made out in
                                        the name of the Clients, shall be
                                        deposited in a securities deposit, in
                                        the name of the Clients, at the
                                        Central (Tel Aviv) branch of the Bank
                                        (hereinafter: the "Aforementioned
                                        Securities Deposit"). In addition,
                                        pursuant to the terms of the
                                        Encumbrance on the Purchased Shares,
                                        the Clients, as the transferors, shall
                                        sign a certificate of transfer with
                                        regard to the Purchased Shares. All of
                                        the rights in the Aforementioned
                                        Securities Deposit shall be placed
                                        under encumbrance in favor of the
                                        Bank. The encumbrances shall be
                                        created by means of a secured
                                        promissory note / deed of pledge
                                        (pledging shares and the rights in
                                        respect thereof), which shall be
                                        worded pursuant to Appendix 7.1 to
                                        this document, along with provision of
                                        any certificate and/or consent, in the
                                        wording and at the terms which shall
                                        be required by the Bank, in order to
                                        secure, to the Bank's satisfaction,
                                        the Clients' ownership of the
                                        Purchased Shares and the validity,
                                        priority and precedence of the
                                        encumbrances in favor of the Bank over
                                        any other right, as well as the proper
                                        registration of the encumbrances with
                                        the Registrar of Companies.

     the "Cost of Purchase" -           An  amount  equal  to the consideration
                                        which shall be paid to the Sellers for
                                        the purchase of the shares, plus the
                                        consideration which shall be paid for
                                        the purchase of the Employee Options,
                                        including the need to exercise and
                                        convert them to Class A shares in
                                        Ampal, should the realization of the
                                        Options, in whole or in part, not take
                                        place prior to the Date of Purchase,
                                        plus 2 million United States dollars
                                        representing expenses in respect of
                                        the purchase of the Purchased Shares.

     "Control" -                        The ability tg direct the activity of
                                        the corporation in question.

     the "Credit Agreement" -           This term, in this document, shall
                                        refer to the Management Terms, the
                                        applications for the provision of the
                                        Credits which have been and/or shall
                                        be signed by the Clients in connection
                                        with the Credit, and any other
                                        document which shall be signed by the
                                        Clients in connection with the Credit.

     the "Unsettled Balance of the      This term shall refer, at any time, to
     unsettled Credit" -                the balance of the principal of the
                                        Credit, along with amounts of interest
                                        and commissions which have been
                                        accumulated up to that time and have
                                        not yet been debited to the credit
                                        account, as well as such amounts which
                                        have come due and have not yet been
                                        paid.


2.   General

     2.1 The Clients declare that, as at the date of their signature of this document, all of the terms and representations set forth herein are upheld, and, with regard to all of the terms which shall continue to be upheld thereafter, there is no impediment to their full and timely implementation and/or upholding. Moreover, the Clients declare that the Purchasing Agreement has been duly signed as required by law, that all of the prerequisites for purchase (except for obtaining the approval of the Israel Minister of Communications) have been fully upheld, that all of the resolutions, certificates and permits required under any law in connection with the purchase of the Purchased Shares have been obtained, that the Clients have signed the Credit Agreement, that the shares have been placed under encumbrance in favor of the Bank, and that the requisite documents for that purpose have been signed. Without derogating from that stated above, the Clients and the Shareholders declare, each severally, that Regulation X of the Federal Reserve Board's margin regulations, which deals with limitations on the financing of purchases of American securities, does not apply to them and/or to any of them.

     2.2 The Clients declare that the signature and/or the implementation of the Purchasing Agreement and/or the Credit Agreement do not confer upon any entity whatsoever any right and/or grounds to demand immediate payment of debts and obligations owed by the Clients and/or Ampal and/or any corporation under the control of Ampal to said entity, in whole or in part, and do not constitute a violation of any law whatsoever and/or of any representation and/or obligation of the Clients and/or Ampal and/or any corporation under the control of Ampal vis-a-vis any entity as set forth above. That stated above is subject to the comment of the Coral World International Company, as set forth in Section 3.6.3 of Appendix B to the letter dated March 20, 2002, on the subject of "Due Diligence - Ampal", which was drawn up [in Hebrew] by Caspi & Co., Attorneys at Law, and subject to the standard rights of the Maritime Bank of Israel Ltd., Bank Hapoalim Ltd. and Bank Leumi Le-Israel B.M. in connection with the change in Control of Ampal - which, in the opinion of the Clients, shall not be exercised by any of the aforementioned banks.

     2.3 The Clients and Mr. Yossi Maiman declare that Mr. Yossi Maiman is an Officeholder in the Clients. For the purposes of this document, "Officeholder" shall be as this term is defined in the Corporations Law, 1999.

     2.4 The Clients declare and undertake that they shall implement, on the Date of Purchase, everything required for the purpose of exercise of the Employee Options which shall not have been exercised up to that time, and the conversion of said Employee Options to Class A shares in Ampal.

     2.5 Any document which must be produced and/or signed in favor of the Bank shall be in the wording and pursuant to the terms which shall have been agreed with the Bank, and shall be accompanied by a certificate with regard to the passing of a suitable resolution by the appropriate organ of the corporation which shall sign said document, and by a certificate issued by an attorney with regard to the validity of said resolutions under any law.

     2.6 The Clients shall make sure to obtain the requisite consents which, in the opinion of the Bank, shall be required of any entity for the purpose of implementation of that set forth in this document.

     2.7 All of the terms and obligations set forth in this document, as well as the collateral set forth herein, shall be valid as long as the total of the amounts which are and shall be due to the Bank pursuant to the Credit Agreement has not been settled. Following the settlement of the total of the amounts as set forth above, the terms and obligations of the Credit Agreement shall become null and void, and the Bank undertakes to do everything required for the cancellation and the release of the collateral.

3.   The Credits and the Terms Thereof

     The Credit shall be in the amount of $77,900,000 (seventy-seven million and nine hundred thousand United States dollars), which constitutes 89.1% of the Cost of Purchase. The Credit shall be provided against the encumbrance of the Purchased Shares, they then being owned by the Clients and free of any third party right whatsoever, and the deposit thereof in the Aforementioned Securities Deposit. The Credit shall be made available in United States dollars, divided as follows:

     3.1 Credit in the amount of $19,400,000 (nineteen million and four hundred thousand United States dollars), which constitutes 22.2% of the Cost of Purchase, shall be provided for a period of 5 years from the date of provision thereof, at an interest rate of LIBOR + 1.75% per year.

          For the purposes of this document, the term "LIBOR" shall be interpreted as it is defined in the Management Terms; the term "Interest Period", for the purpose of definition of the LIBOR, shall be 3 months or 6 months, as shall be agreed between the Client and the Bank, prior to the provision of the Credits or any part thereof.

          The principal of the Credit shall be repaid in a single payment at the end of five years. The interest shall be paid every 6 months, starting 6 months after the date of provision of the Credit. To preclude all doubt, it is hereby clarified that, should the Interest Period, for the purpose of definition of the LIBOR, the 3 months, the interest shall then accrue every 3 months, shall bear interest and shall be paid every 6 months.

          Notwithstanding that stated above, at the request of the Clients, the Credit shall be provided for a shorter period than the period set forth above, and, at the request of the Clients, shall be provided again, in whole or in part, for one or more additional periods, but in no case for more than 5 years from the Date of Purchase. To preclude all doubt, the terms of the interest on the Credit which shall be provided from time to time as stated above, inclusive of the terms of payment of said interest, shall be as set forth above.

          In addition, and to preclude all doubt, any Credit or part thereof which has been repaid shall not be provided again.

     3.2 Credit in the amount of $58,500,000 (fifty-eight million and five hundred thousand United States dollars) shall be provided for a period of up to 24 months from the date of provision thereof, at an interest rate of LIBOR + 1 % per year. The principal of the Credit shall be repaid no later than 24 months from the date of provision thereof. The interest shall accrue as set forth in Subsection 3.1 above and shall be paid every 6 months, starting 6 months after the date of provision of the Credit.

          At the request of the Clients, the Credit shall be provided for a shorter period than the period set forth above, and, at the request of the Clients, shall be provided again, in whole or in part, for one or more additional periods, but in no case for more than 24 months from the Date of Purchase. To preclude all doubt, the terms of the interest on the Credit which shall be provided from time to time as stated above, inclusive of the terms of payment of said interest, shall be as set forth above.

          In addition, and to preclude all doubt, any Credit or part thereof which has been repaid shall not be provided again.

     3.3 Subject to the terms set forth in Subsection 3.4 below, at the end of 24 months from the date of provision of the Credit pursuant to Subsection 3.2 above, the Clients shall be entitled to extend the repayment of an amount not to exceed $19.4 million (nineteen million and four hundred thousand United States dollars) out of the principal of the Credit as set forth in Subsection 3.2 above (hereinafter: the "Extended Credit").

          The interest on the Extended Credit shall be at the rate of the LIBOR + 1.375% per year, which shall apply to the Extended Credit starting on the Date of Purchase. For this purpose, a retroactive calculation shall be implemented with regard to the additional amounts of interest which are to be paid on the Extended Credit in respect of the period from the Date of Purchase and up to the date of the extension of credit (hereinafter: the "Supplement to the Interest"). The Supplement to the Interest shall be in an amount equal to the result of the following equation: 2 * 0.375% * Extended Credit.

          3.3.1 The amount of at least $4 million, on account of the principal of the Extended Credit, shall be repaid at the end of 36 months from the Date of Payment, 3.3.2 The amount of at least $4 million, on account of the principal of the Extended Credit, shall be repaid at the end of 48 months from the Date of Payment. 3.3.3 The entire Unsettled Balance of the Extended Credit shall be repaid at the end of 60 months from the Date of Payment. 3.3.4 The interest in respect of the Extended Credit shall accrue as set forth in Subsection 3.1 above and be paid every 6 months, starting 6 months after the date of provision of the Extended Credit. 3.4 Following are the cumulative conditions for the consent of the Bank to the Extended Credit:

          3.4.1 The Clients and the Shareholders shall fulfill all of their duties and obligations vis-a-vis the Bank pursuant to the Credit Agreement, the collateral documents and all of the remaining documents which shall be signed in connection with the provision of the Credits.

          3.4.2 Up to the date of the Extension of Credit, no event shall take place and no circumstances shall prevail which shall confer upon Bank Leumi Le-Israel B.M. the right to demand immediate repayment of the Credits pursuant to the Credit Agreement, the collateral documents and all of the remaining documents which shall be signed in connection with the provision of the Credits. This shall apply even if the Bank does not exercise its right as set forth above.

          3.4.3 On the date of the Extension of Credit, the Supplement to the Interest as set forth in Section 3.1 above shall be paid.

4.   Terms for the Provision of the Credits

     A prerequisite for the provision of the Credits or any part thereof shall be that, up to and including the date of provision thereof, all of the following cumulative terms shall apply:

     4.1 All of the declarations set forth in Section 2 above and in this document, and all of the representations given by the Clients and/or the Shareholders to the Bank, shall remain in full force and unchanged, and the actual receipt of the Credits by the

          Clients shall constitute confirmation by the Clients and/or confirmation by each of the Shareholders that all of the declarations given by them and/or by any of them as set forth in
          Section 2 above and in this document, and all of the representations as set forth above, remain in full force and unchanged.

     4.2 None of the events and none of the circumstances shall occur which, worthy to occur, would confer upon the Bank the right to demand the immediate repayment of any amount which is or shall be due to the Bank from the Clients, and this shall apply even if the Bank does not exercise its right as set forth above. For the purposes of this Subsection, that stated in Subsection 4.6 below shall apply instead of that stated in Subsection 11.4 below.

     4.3 There shall be no impediment to the provision of the Credits as a result of any change in the guidelines of the Bank of Israel or any change in any law.

     4.4 All of the collateral set forth in Section 7 below shall be established in favor of the Bank, to the satisfaction of the Bank, and all of the documents and/or certificates which are required by the Bank in connection with the provision of the Credits and the establishment of the collateral shall be signed and produced to the Bank, to its satisfaction.

     4.5 The Clients shall provide the Bank with a certificate issued by the Clients' attorney, stating that the purchase of the Purchased Shares by the Clients, including by means of the partial financing provided by the Bank, was performed according to law; that the prerequisites for the purchase have been upheld in full; that all of the resolutions, certificates and permits required under any law in connection with the purchase of the Purchased Shares have been obtained, that the Clients have signed the Credit Agreement, that the shares have been placed under encumbrance in favor of the Bank and that all of the remaining collateral set forth in this Supplement has been established, and that the requisite documents for that purpose have been signed and executed.

     4.6  Each of the following conditions shall apply:

          4.6.1  The ratio between A and C shall not exceed 0.3.

          4.6.2  The ratio between A and D shall not exceed 0.43.

          4.6.3 For the purpose of this Subsection, the letters appearing above shall have the following meaning:

     "A" shall refer to:  the unsettled balance of the credit which shall have been made available pursuant to Section 3.1 of this document, as said amount shall be at any time (principal, interest and commissions which have been accumulated up to that time and have not yet been debited to the credit account, as well as such amounts which have come due and have not yet been paid).

     "C" shall refer to:  the product of the percentage of ownership of the
                          Clients in the effective share capital of Ampal, as this shall be at any time, times the equity capital of Ampal, as this shall be reflected in the Financial Statements most recently published by Ampal prior to the date in question.

     "D" shall refer to: the product of the number of Relevant Purchased Shares, as this term is defined below, as these shall be at any time, times the NASDAQ closing price per Ampal Class A share on the date in question. Should Ampal securities also be traded on another stock exchange, the Bank shall be entitled, in coordination with the Clients, to examine and determine the adjustment of this definition to the new situation.

                          The "Relevant Purchase Shares" shall refer to the Purchase Shares, as these are defined in this document and/or shares in Ampal which shall be distributed and/or shall be issued in their stead, as well as shares in Ampal which shall be distributed and/or shall be issued in respect of said shares and/or the shares in their stead, as they shall be as at the relevant date.


     4.7 The balance of the Cost of Purchase shall be financed from the equity capital of the Clients, in the amount of 9.5 million United States dollars, which constitutes 10.9% of the Cost of Purchase. The amount of the equity capital shall be provided by the Shareholders to the Clients against paid-up share capital in the Clients, and/or by way of the provision of an owners' loan which shall be deferred until after the settlement of all the amounts which are and shall become due to the Bank pursuant to the Credit Agreement. The Clients and the Shareholders declare that the amount of 8 million United States dollars out of the aforementioned equity capital has been deposited by the Clients, as at the date of their signature of the Purchasing Agreement, with the Trustee, as the Trustee has been defined, and pursuant to the terms of the Purchasing Agreement, as an advance payment on account of the consideration which they shall be required to transfer to the Sellers pursuant to the Purchasing Agreement. The balance of the equity credit, in the amount of 1.5 million dollars, it being free of any encumbrance or third-party right whatsoever, shall be deposited by the Clients, prior to the provision of any amount whatsoever on account of the Credits, into the Clients' account, whose number is , at the Central (Tel Aviv) Branch (800) of the Bank, and shall be used solely and exclusively for the purpose of making the payments to the Sellers in respect of the purchase of the Purchased Shares, and against the transfer of the Purchased Shares, and the Alliance shall not be entitled to make any other disposition whatsoever thereof.

5.   Early Repayment

     5.1 The early repayment of the Credit or any part thereof shall be possible, subject to the following cumulative conditions:

          5.1.1 The amount of repayment shall not be less than 1 million United States dollars (principal) each time.

          5.1.2 The Clients shall pay the Bank the principal of the amount of early repayment, plus all of the interest, commissions and other amounts which shall be due to the Bank in respect thereof up to that date.

          5.1.3 The early repayment shall be made solely and exclusively on the date of determination of interest (R/O) pursuant to the terms of the Credits and/or on the date of payment of any interest pursuant to the terms of the Credits.

          5.1.4 With regard to the payment of an amount of 5 million United States dollars or more, the Bank shall be given advance notice of such payment 30 days before the expected date of payment.

          5.1.5 In addition to the amounts set forth in Section 5.1.2 above, the client shall pay the Bank an early repayment commission in the amounts set forth below:

                 5.1.5.1 An amount equal to the product of the annual percentage set forth below according to the date of implementation of the early repayment, times the amount of the early repayment, times the average period in years remaining for repayment of that Credit pursuant to the original terms thereof

                          a. Early repayment which shall be implemented up to
                             1 year from the Date of Purchase - 0.35% per year.

                          b. Early repayment which shall be implemented more
                             than 1 year and up to 2 years from the Date of Purchase - 0.3% per year.

                          c. Early repayment which shall be implemented more
                             than 2 years and up to 3 years from the Date of Purchase - 0.2% per year.

                          d. Notwithstanding that set forth in this Subsection
                             above, should the Credit as set forth in Section
                             3.2 above be provided for a period of 6 months, and should it subsequently be provided, in whole or in part, for an additional period of 6 months, and so forth - but in no case not more than 24 months from the Date of Purchase - the Client shall not be required to pay any amount pursuant to this Subsection 5.1.5, provided that the repayment shall be made upon conclusion of any of the aforementioned periods of 6 months.

                          And -

                 5.1.5.2 In case of early repayment of the entire Unsettled Balance of the Credits - an amount equal to the product of the percentage (flat) set forth below according to the date of implementation of the early repayment, times the amount of said Balance:

                          a. Early repayment which shall be implemented up to
                             2 years from the Date of Purchase - 0.15%.

                          b. Early repayment which shall be implemented more
                             than 2 years and up to 3 years from the Date of Purchase - 0.1 %.

          5.1.6 Amounts which shall be repaid for the purpose of implementation of early repayment shall be credited on account of the Credits as set forth below:

                 5.1.6.1 Amounts originating in payments which have been paid by Ampal to the Clients and/or to any of the Shareholders and/or to a family member of any of the Shareholders and/or to corporations under the Control of Mr. Yossi Maiman and/or under the Control of any of his family members, as dividends, management fees, brokerage fees, consultation fees, or refund of owner's loans, shall initially be credited on account of the Credit as set forth in Subsection 3.1 above, and following the entire repayment of all of the aforementioned Credit, shall be used for repayment of the Credit as set forth in Subsection 3.2 or 3.3, as is relevant.

                 5.1.6.2 Amounts not originating in payments which have been paid as set forth above shall be credited on account of the Credit as set forth in Subsection 3.2 or 3.3, as is relevant; with regard to Credit as set forth in Subsection 3.3, the amounts shall be credited on account of each of the installments of the aforementioned Credit which remain to be paid, so that the amount of the principal of each installment shall decrease, but no change shall occur in the dates of the installments or in the period of the Credit. The Bank shall provide the Clients with a new schedule of payments which shall bind the Clients.

                          Any amounts as set forth above which shall be repaid following the entire repayment of the Credits as set forth in Subsections 3.2 and 3.3 above shall be used for repayment of the Credit as set forth in Subsection 3.1 above.

          5.1.7 To preclude all doubt, it is hereby clarified that any Credit which has been repaid shall not be provided again.

          5.1.8 To preclude all doubt, the early repayment commission as set forth in this Section shall be in addition to the additional commissions and amounts set forth in Section 6 below.

6.   Additional Commissions and Amounts

     In respect of the Credits, additional commissions and amounts shall be paid to the Bank as shall have been agreed between ourselves.


7.   Collateral

     For the purpose of securing the Credits and all of the Clients' debts and obligations of the Bank pursuant to the Credit Agreement, the following collateral shall be provided to the Bank, prior to the provision of any amount on account of the Credit:

     Notwithstanding that set forth above, the collateral set forth in Subsections 7.1, 7.2, 7.4 (insofar as this refers to the Clients) and 7.6 shall be provided simultaneously with the provision of any amount on account of the Credit.

     To preclude all doubt, it is hereby clarified that the receipt of any collateral and/or any document by the Bank is contingent upon obtaining a certificate from the Clients' legal counsel stating that all of the resolutions and certificates required under any law have been obtained.

7.1 A first-degree fixed charge, unlimited in amount, and signed by the Clients, on all of the Purchased Shares, they then being under the ownership of the Clients and free of any right held by any Other. The Credits shall be provided against the deposit of all of the shares as set forth above in the Aforementioned Securities Deposit and the encumbrance thereof in favor of the Bank. For the purposes of this document, the term "Other" shall refer to any person or corporation other than the Clients.

     The Clients declare that they have not given to any entity a right of first refusal and/or option and/or any other right in connection with the Purchased Shares, and undertake not to give any such right to any entity whatsoever. In addition, the Clients declare that there is no valid agreement between the shareholders in Ampal with regard to their holdings in Ampal, and undertake not to engage in an agreement of this type without having obtained the consent of the Bank thereto in advance and in writing.

7.2 A first-degree fixed charge, unlimited in amount, on all of the Clients' rights pursuant to the Purchasing Agreement.

7.3 A fixed charge on the unpaid share capital and goodwill and a first-degree floating charge, unlimited in amount, on all of the Clients' assets and rights of any type and kind.

7.4 First-degree fixed and floating charges, unlimited in amount, on all of the management fees, consultancy fees, brokerage fees and any other payment which is and/or shall be due from Ampal to the Clients and/or to any of the Shareholders and/or to a family member of any of the Shareholders and/or to corporations under the Control of any of the Shareholders and/or under the Control of any family member thereof, and the rights to receive such payments, with the exception of the Permitted Payments, as this term is defined below. For the purposes of this document, the "Permitted Payments" shall refer to payments which shall be due from Ampal to Merhav M.N.P. Ltd. (and, to preclude all doubt, including, but without derogating from the generality of that set forth above, management fees and/or consultancy fees and/or brokerage fees) in respect of commercial transactions between Ampal and Merhav M.N.P. Ltd., which are in the usual and ongoing course of business of Ampal and Merhav M.N.P. Ltd., under the market conditions prevailing between a voluntary seller and a voluntary buyer.

     The signature of the Shareholders on this document shall constitute the encumbrance of their rights to receive payments from Ampal as stated above.

7.5 The Shareholders declare and undertake, as witnessed by their signature in the margins of this document, that, with the exception of the options to Mr. Yossi Maiman as set forth in the definition of the Shareholders, neither they nor any of them have sold and/or transferred and/or encumbered and/or conferred upon any other entity any right whatsoever in connection with their shares in the Clients, and that, with the exception of the transfer of the shares in the Clients which are owned by the Other Shareholders to Mr. Yossi Maiman in the event of exercise of the aforementioned options by him, in whole or in part, and that neither they nor any of them shall sell and/or shall transfer and/or shall encumber and/or shall confer upon any other entity any right whatsoever in connection with their shares in the Clients without having obtained the consent of the Bank thereto in advance and in writing.

7.6 A permanent guarantee, unlimited in amount, and an appendix to said guarantee, signed by Mr. Yossi Maiman, in the wording and pursuant to the terms set forth in Appendices 7.6 and 7.6a to this document, in order to secure all of the amounts which are and shall be due to the Bank from the Clients pursuant to the Purchasing Agreement.

     Notwithstanding that set forth above, the Bank shall not be entitled to demand from Mr. Yossi Maiman any amount whatsoever according to his guarantee in respect of the principal of the Credit pursuant to Section
     3.1 above, unless one or more of the following events shall have taken place:

          7.6.1 Should the Clients and/or the Shareholders and/or any thereof and/or anyone replacing them and/or anyone acting on their behalf and/or on the behalf of any of them challenge the validity of the encumbrance of the Purchase Shares and/or the exercise of the aforementioned encumbrance, in whole or in part, or the right to exercise said encumbrance or to receive payment pursuant thereto, or in any case where the Bank shall be obligated to refund the consideration in respect of exercise of the encumbrance on the Purchase Shares, in whole or in part, and should any such challenge be made by a receiver, liquidator, trustee and the like and/or by any third party whatsoever, and should a competent court rule that the encumbrance on the Purchased Shares is invalid or cannot be exercised, in whole or in part, and in any case of challenge against the payment of monies on account of repayment of the Credits, and/or in any case where the Bank shall be required and/or obligated to refund monies as stated above.

          7.6.2 Should any of the events set forth in Subsections 11.4.1 and/or 11.4.2 below take place, or should the ratio between A and D be equivalent to 0.48 in the course of 10 consecutive trading days on which Class A shares in Ampal are traded on NASDAQ, and provided that the amounts which Mr. Yossi Maiman shall be required to pay pursuant to this subsection shall not exceed the amounts which shall bring the ratio between A and C to 0.32 and the ratio between A and D to 0.42. (In this subsection, the meaning of the letters "A", "C" and "D" shall be as these letters are defined in Subsection 4.6 above.)

          7.6.3 Without derogating from the obligations of the Clients and the Shareholders, should the payments from Ampal, as set forth in Section 9 below, not be transferred to the Clients, in contravention of said Section, for the purpose of repayment on account of the Credits, provided that the amounts which Mr. Yossi Maiman shall be required to pay pursuant to this subsection shall not exceed the total amount of the payments which were not transferred as stated.

8.   Additional Obligations of the Clients

     8.1 The Clients undertake that, up to the full and final repayment of the Credits and unless they shall have obtained the consent of the Bank, in advance and in writing, to act otherwise:

          8.1.1 They shall not take and shall not agree to the taking of any measure which shall adversely affect their rights in the Purchased Shares, or to any damage to the rights of the Bank as the holder of the encumbrance thereon, and/or which is liable, directly or indirectly, to cause the cessation of trading in Ampal shares on NASDAQ and/or on any other stock exchange on which they shall be traded (if any)and/or to the withdrawal of said shares from the commercial market.

          8.1.2 They shall not engage in any other activity except for the holding of the Purchased Shares, and they shall not engage in any financial undertaking whatsoever, except vis-a-vis the Bank pursuant to this document. The Clients declare that, up to the date of signature of this document, they have not engaged in any activity and have not incurred any financial undertaking whatsoever vis-a-vis any entity, except vis-a-vis the Bank in connection with the Credits, and they have no creditors and/or other payables.

          8.1.3 The Clients shall not have any expenses of any type and kind whatsoever, with the exception of compulsory payments and taxes under any law, legal fees, accounting fees, insurance, fees and any other expense incurred in the usual course of business of a company of the type reflected in this document.

                  To preclude all doubt, dividends (if any) which shall be received from Ampal shall not be used to cover the aforementioned expenses and payments.

          8.1.4 They shall not pay, directly or indirectly or in any manner whatsoever, any amounts to any of the principals of the Clients and/or to any company under their Control or under the Control of any of them and/or to their family members (as these terms are defined in the Securities Law, 1968) or to any thereof (or to any third party which shall act on their behalf or in their stead), whether by virtue of their position as shareholders, as functionaries and/or as Officeholders or any other position, in respect of dividends, salary, expenses, management fees, consultancy fees and/or participation fees, in cash or in kind.

          8.1.5 They shall refrain from the sale or transfer in any manner of any assets and/or rights of any type and kind whatsoever, they shall not encumber any of their assets in any way whatsoever and for any purpose whatsoever, they shall refrain from guaranteeing the obligations of any Other and/or from taking on any financial obligation in respect of the obligations of any Other, whether themselves or jointly with any Other. In addition, they shall not borrow from any Other and they shall not lend to any Other, with the exception of the receipt of Credits as set forth above from the Bank and the receipt of loans from the Shareholders for the purpose of repayment of the Credits and payment of the expenses and the payments set forth in Subsection 8.1.3 above. The aforementioned loans from the Shareholders shall be deferred until after the settlement of all the amounts which are and shall be due to the Bank pursuant to the Credit Agreement.

          8.1.6 They shall refrain from making any decisions with regard to voluntary winding-up, change in their corporate structure, reorganization, merger with another company or other companies, merger with the business of another company or other companies, compromise or arrangement under any law and/or petition for a stay of proceedings under any law.

          8.1.7 They shall cause Ampal to refrain from making any decisions with regard to voluntary winding-up, change in their corporate structure, reorganization, merger with another company or other companies, merger with the business of another company or other companies, compromise or arrangement under any law and/or petition for a stay of proceedings under any law. In addition, the Clients undertake to cause Ampal to refrain from making any of the above decisions, including with regard to any proceedings or similar activities which exist according to the law applicable to Ampal.

          8.1.8 They shall not issue and shall not allocate shares and/or rights of any type and kind whatsoever to any entity whatsoever in any manner or form, and shall not take any other action, which shall have the result of reducing the percentage of ownership and voting rights and of the right to appoint directors, which are held by each of the Shareholders as set forth in the definition of the Shareholders above. That set forth above shall not apply to the transfer of the shares in the Clients which are owned by the Other Shareholders to Mr. Yossi Maiman in the event of exercise of the option set forth in the definition of the Shareholders, in whole or in part.

          8.1.9 They shall ensure that, at any time whatsoever, the effective percentage of their capital and control of Ampal, in respect of the Purchased Shares, shall not be less than the percentages set forth in the definition of the Purchase Shares above, except in the case of a disposition of the Treasury Shares as set forth in Subsection 8.1.10 below and/or in the case of an issue of shares to employees as a result of an Issue to Employees, as this term is defined and as set forth in Subsection 8.1.11 below, provided that, at any time following the occurrence of one or more of the aforementioned events, the effective percentage of the Clients' capital and control of Ampal, in respect of the Purchased Shares, shall not be less than 50.1%.


          8.1.10 They shall ensure that, with regard to the Treasury Shares, no disposition whatsoever shall be made - including transfer and/or sale and/or encumbrance and/or undertaking to perform any of the aforementioned operations - which shall cause the effective percentage of the Clients' capital and control of Ampal, in respect of the Purchased Shares, to become less than 50.1%.

          8.1.11 They shall ensure that Ampal shall not issue and shall not allocate shares and/or securities convertible to shares and/or options and/or any other right of any type and kind to any entity whatsoever in any manner or form, with the exception of options to the employees, consultants and Directors of Ampal pursuant to the plan for the issue of options to employees, consultants and Directors (hereinafter: the "Issue to Employees").

          8.1.12 They shall ensure that Ampal shall make full and timely payment, to all of the holders of its Preferred Stock, of the dividends which are and shall be due from it to said stockholders.

          8.1.13 They shall object to the engagement of Ampal in any undertaking whatsoever which shall restrict its ability to distribute dividends. The Clients declared that, as at the date of their signature on this document, Ampal has not engaged vis-a-vis any entity whatsoever in any undertaking whatsoever which restricts its ability to distribute dividends.

          8.1.14 None of the ratios set forth in Subsection 11.4.1 and 11.4.2 below shall exist.

     8.2 The Clients hereby declare and undertake that, subject to that set forth in Section 2.2 above, as at the date of their signature on this document, they are not in breach of the terms as set forth above and/or of any of the other terms as set forth in this Supplement. The Clients and the Shareholders undertake to notify the Bank of any breach or any expected breach, by them and/or by any of the Shareholders and/or by Ampal, of any term and/or any undertaking vis-a-vis any entity whatsoever, including the Bank, immediately upon discovering this.

9.   Payments from Ampal

     Without derogating from that set forth in Section 7.4 above, any amount which shall be due from Ampal to the Clients and/or to any of the Shareholders and/or to a family member of any of the Shareholders and/or to corporations under the Control of Mr. Yossi Maiman and/or under the control of any of his family members, as dividends, management fees, consultancy fees, brokerage fees, return of owners' loans or in any other manner, but with the exception of the Permitted Payments, shall be paid to the Clients (through their account at the Bank) and shall be used for the purpose of repayment on account of the Credits. Should no payment on account of the Credits be due on the date of receipt of said monies, the monies shall be deposited in a deposit in the name of the Clients at the Bank, and said deposit shall be encumbered in favor of the Bank, in the wording and pursuant to the terms set forth in Appendix 9 to this document, in order to secure the Clients' debts and obligations pursuant to the Credit Agreement. The Clients shall be entitled to use the monies in the deposit solely and exclusively for the purpose of payment of the amounts due in respect of the Credits, on the due dates in respect thereof, and/or for the purpose of making early repayment at the terms set forth in Section 5 above. The Clients and each of the Shareholders undertake, jointly and severally, to ensure that all of the payments which shall be due from Ampal as set forth above to any of them - but with the exception of the Permitted Payments - shall be paid by Ampal to the Clients through the Clients' account at the Bank.

10.  Reports

     In this Section, the term "Financial Statements" shall have the following meaning:

     The annual and quarterly Financial Statements of the relevant company, drawn up in accordance with generally accepted accounting principles, and including, inter alia, the balance sheet, the statement of profit and loss, the cash-flow statement and any other report which shall be required by the competent authorities, the quarterly Financial Statements having been reviewed and the annual Financial Statements having been audited, as well as the Notes to the Financial Statements and the management reports.

     10.1 The Client shall provide the Bank with the following reports:

          10.1.1 Immediately upon the signature thereof and no later than June 30 of each year - the Financial Statements of the Clients, such that the balance sheet included therein shall refer to December 31 of the previous year.

          10.1.2 The consolidated and non-consolidated annual Financial Statements of Ampal and the quarterly Financial Statements of Ampal, immediately upon the publication thereof.

          10.1.3 A copy of any report of any type and kind which shall be delivered by Ampal to the Securities Commission in the United States and/or to NASDAQ and/or to any authority and/or any stock exchange on which Ampal securities shall be traded (if any), immediately upon the delivery of said reports to said entities.

          10.1.4 A written report - simultaneously with the provision of notice to the shareholders of the relevant corporation - on any General Meeting of the Clients and/or of Ampal which is about to take place, including provision of full details on the topics to be discussed therein. The wording of the resolution shall also be provided to the Bank.

          10.1.5 A written report, immediately upon the clients' becoming aware of any meeting of the Board of Directors of the Clients or of Ampal which is about to take place and whose agenda includes a resolution and/or recommendation with regard to the issue or undertaking to issue a dividend and any other distribution as this term is defined in the Corporations Law, 1999 and/or distribution of bonus shares, as well as any resolution with regard to the allocation of shares and/or securities convertible to shares, and/or with regard to the publication of a prospectus for the issue of shares and/or securities convertible to shares, and/or with regard to the giving of any undertaking or proposal for the allocation of shares and/or securities convertible to shares, and/or any resolution and/or recommendation with regard to a change in the incorporation documents, approval of operations and transactions with Officeholders or principals or entities related thereto, increase in the registered share capital or reduction of capital, merger, change in or reorganization of the corporate structure and/or changes in the Company's principal business, voluntary winding-up and/or any resolution and/or recommendation with regard to compromise and/or arrangement as these terms are defined in the Corporations Law, 1999, including any event or proceeding which is parallel or essentially similar to any event or proceeding set forth in this Section above, and which exists according to the law applicable to Ampal.

     10.2 Mr. Yossi Maiman shall provide the Bank from time to time, upon demand by the Bank, with an updated written report with regard to his assets and liabilities, in the format which was provided by him and/or on his behalf to the Bank in February 2002.

     10.3 In addition, the Clients shall provide the Bank, from time to time, with reports, information and clarifications, including Financial Statements, with regard to corporations under the Control of Ampal, insofar as they shall be required to do so.

11.  Demand for Immediate Repayment

     In addition to the events set forth in Section 22 of the Management Terms
     - mutatis mutandis, as set forth in Section 11.10 to 11.14 below - the Bank shall be entitled to demand immediate repayment of the entire Unsettled Balance of the Credit, plus the early repayment commission as set forth in Section 5.1.5 above, upon the occurrence of one or more of the following events:

     In the opening passage of Section 22 of the Management Terms, the words "any amount which, in the opinion of the Bank, shall be sufficient to compensate the Bank in respect of any damage which shall be incurred by it as the result of the immediate settlement as stated" shall be deleted and shall be replaced by "plus the early repayment commission as set forth in Section 5.1.5 of the Supplement to the General Terms dated ".

     The Bank shall give the Clients seven days' advance warning of its intention to demand immediate payment as set forth above, except in the case of occurrence of any circumstance and/or event described in Sections 11.6, 11.7 and 11.8 below and in Sections 22 (b), 22 (c), 22 (d) and 22
     (e) to the Management Terms, and except in cases where, at the discretion of the Bank, the delay which would be caused by the giving of such notice would be liable to exacerbate the situation of the Bank and/or to have a substantial negative effect on its rights.

     11.1 Should any change take place in the percentage of ownership and voting rights held by any of the Shareholders, relative to that set forth in the definition of the Shareholders, except as the result of the transfer of shares from any of the Other Shareholders to Mr. Yosef Maiman in respect of exercise of the options mentioned in the definition of the Shareholders, by him, in whole or in part.

     11.2 Should the effective percentage of the Clients' capital and Control of Ampal, in respect of the Purchased Shares, be less than the percentages set forth in the definition of the Purchased Shares above, or - in the case of a disposition of the Treasury Shares as set forth in Subsection 8.1.10 above and/or in the case of issue of shares as the result of an Issue to Employees as set forth in Subsection 8.1.11 above - should the effective percentage as set forth above be less than 50.1%.

     11.3 Should an event take place at any time which substantively decreases or endangers the Bank's ability to receive full and timely payment in respect of the Credits and/or which substantively decreases or endangers the value of the collateral which was given to the Bank in order to secure the Credits, including, but without derogating from the generality of that stated above, any case in which, at any time, any of the ratios set forth in Subsection 11.4 below shall exist.

     11.4 Should one or more of the ratios set forth below exist:

          11.4.1 Should the ratio between A and C exceed 0.37 at anytime.

          11.4.2 Should the ratio between A and D exceed 0.48, in the course of 6 consecutive trading days on which Class A shares in Ampal are traded on NASDAQ.

          11.4.3 For the purposes of this subsection, the meaning of the letters "A", "C" and "D" shall be as these letters are defmed in Subsection 4.6 above.

     11.5 Should Mr. Yossi Maiman not serve as an Officeholder in the Clients.

     11.6 Should there be a cessation of trading of the shares on NASDAQ or on any stock exchange on which Ampal securities are traded (if any) for 10 consecutive days, or should Ampal shares be withdrawn from the commercial market.

     11.7 Should the agenda of the General Meeting and/or the meeting of the Board of Directors of the Clients include a resolution with regard to the following matters: a resolution pursuant to Sections 314 and/or 350 and/or 351 of the Corporations Law, 1999; a resolution with regard to voluntary winding up, a petition for a stay of proceedings; a resolution with regard to a merger and/or changes in the legal structure and/or changes in the capital structure of the Clients and/or changes in the rights conferred by the Clients' shares and/or a resolution with regard to the dilution of the Clients' shares and/or resolutions with regard to actions which, in the opinion of the Bank, are liable to adversely affect the rights of the Bank pursuant to the encumbrance of the Purchased Shares and/or to reduce the value of the shares and the rights which shall be encumbered in favor of the Bank as set forth in Section 7.1 above.

     11.8 Should the agenda of the General Meeting and/or the meeting of the Board of Directors of Ampal include a resolution with regard to the following matters: a resolution pursuant to compromise and/or arrangement under any law, a petition for as stay of proceedings, a resolution with regard to voluntary winding up, a resolution with regard to merger - which, in the opinion of the Bank, is liable to substantively decrease or endanger the Bank's possibility of receiving full and timely payment in respect of the Credits and/or to substantively decrease or endanger the value of the encumbrance on the Purchased Shares - and/or changes in the legal structure and/or changes in the capital structure of Ampal and/or changes in the rights conferred by Ampal shares and/or a resolution with regard to the dilution of Ampal shares and/or resolutions with regard to actions which, in the opinion of the Bank, are liable to adversely affect the rights of the Bank pursuant to the encumbrance of the Purchased Shares and/or to reduce the value of the shares and the rights which shall be encumbered in favor of the Bank as set forth in Section 7.1 above, or should the General Meeting and/or the meeting of the Board of Directors of Ampal have passed any of the resolutions set forth above - whether or not the resolution was placed on the agenda by the Clients and/or at their initiative and/or with their consent, and whether or not the Clients and/or anyone acting on their behalf objected to the passing thereof. Notwithstanding that stated above, should the Clients show the bank, to its satisfaction, that the resolution with regard to any of the aforesaid matters which is on the agenda was not placed there by the Clients and/or at their initiative and/or with their consent, and should they inform the bank that they and/or anyone acting on their behalf shall object to the passing thereof, then, in such a case, the fact that the resolution is on the agenda of the General Meeting and/or the meeting of the Board of Directors of Ampal-by contrast to the actual passing of such a resolution - shall not confer upon the Bank the right to demand immediate repayment of the Clients' debts and obligations to it.

     11.9 Should Ampal, for two consecutive years, fail to pay to the holders of its Preferred Stock the amounts of the dividends which are and/or shall become due to them from Ampal.

     11. 10 In Section 22 (b) of the Management Terms, the words "7 days" shall be replaced by "30 days".

     11.11 In Section 22 (c) of the Management Terms, the words "provided that, should such an application have been filed by a third party, it shall not have been canceled within forty-five days of the filing thereof' shall be added at the end of the section.

     11.12 In Section 22 (f) of the Management Terms, the word "obligation" shall be preceded by the word "substantive".

     11.13 Section 22 of the Management Terms, which sets forth the events which confer upon the Bank the right to demand immediate repayment, shall state that any event as stated therein which shall take place with regard to the Clients and/or Ampal and/or Mr. Yossi Maiman shall confer upon the Bank the right to demand immediate repayment of the Credits, and that accordingly, any mention of the words "the Clients" shall be deemed to read "the Clients and/or Ampal and/or Mr. Yossi Maiman", subject to that set forth below:

          11.13.1 Concerning Section 22 (f) of the Management Terms - that stated therein shall not apply to any of Mr. Maiman's obligations vis-a-vis the Bank in connection with other credits and banking services which shall have been provided by the Bank to Israel 10 - Broadcasts of the New Channel Ltd. In addition, that stated therein shall not apply to any of Ampal's obligations vis-a-vis the Bank unless, in the opinion of the Bank, the breach of any such obligation substantively decreases or endangers the Bank's ability to receive full and timely payment in respect of the Credits and/or which substantively decreases or endangers the value of the encumbrance on the Purchased Shares.

          11.13.2 Concerning Section 22 (i) of the Management Terms - with regard to Ampal or Mr. Yossi Maiman only, the words "provided that the amount of the debts and obligations with regard to which such an entity holds such a right shall not be less than 5 million United States dollars" shall be added at the end of the section.

          11.13.3 Concerning Section 22 (j) of the Management Terms - that stated therein shall not apply to any collateral which the Bank has received in connection with other credits and banking services which shall have been provided by the Bank to Israel 10 - Broadcasts of the New Channel Ltd. In addition, that stated therein shall not apply to any collateral which the


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


                 Bank shall have received from Ampal, unless, in the opinion of the Bank, the occurrence of one or more of the events set forth in the aforementioned Section 22 (j) with regard to the asset as set forth above substantively decreases or endangers the Bank's ability to receive full and timely payment in respect of the Credits and/or which substantively decreases or endangers the value of the encumbrance on the Purchased Shares.

     11.14 The events and proceedings set forth in Section 22 of the Management Terms and in Section 11.8 above shall be interpreted so as to also include any event and/or proceeding which is parallel or essentially similar to any event or proceeding set forth in this Section above, and which exists according to the law applicable to Ampal, whether such an event and/or proceeding shall be governed by Israeli law or by the law applicable to Ampal.

12.  Terminating Condition

     It is hereby clarified that, upon any occurrence of one or more of the events which confer upon the Bank the right to demand immediate repayment of any amount which is and/or shall be due to the Bank from the Clients, and/or in any case where a change for the worse in the restrictions applicable to the Bank shall take place, including a change in the policy of the Bank of Israel or a change in the provisions of the laws which exist or which shall exist with regard to the Credits and/or the collateral mentioned in this document, the Bank, should it not yet have provided the Credits to the Clients, shall not be required to do so, and, should the Bank have provided the Credits in part, it shall not be required to provide the balance of the Credits to the Clients.

13.  Miscellaneous

     13.1 A waiver by the Bank of any previous breach of, or of any failure to uphold, one or more of the obligations vis-a-vis the Bank pursuant to the Credit Agreement and/or the collateral and/or the failure to uphold any term of this document, shall not be deemed to constitute consent to an additional breach of, or to any additional failure to uphold, any terminal or obligation as stated; and the fact that the Bank refrains from making use of any right to a pursuant to this document or under any law shall not be interpreted as a waiver of that right. Any concession or waiver with regard to any of these terms by the Bank shall not be binding upon the Bank and shall not constitute consent to any failure to uphold any term of this document unless made in writing by the Bank.

     13.2 The rights of the Clients pursuant to this document and/or the documents mentioned herein or related hereto are not assignable or transferable in any manner or form.

     13.3 The Bank shall be entitled to sell its participation in the Credit, in whole or in part, to any third party which is a Bank and/or a subsidiary of the Bank, provided that the Bank shall not be entitled to transfer to a third party as stated, information with regard to the reports which it shall have received from Mr. Maiman as set forth in Section 10.2 above and/or the right to demand such reports in future.

     13.4 The Clients and the Shareholder shall not be entitled to present this document before any entity without having obtained the consent of the Bank thereto in advance and in writing. That stated in this Section shall not apply to the presentation of this document to any entity or authority authorized to demand the presentation hereof under any law.

     13.5 Stamp duty which applies - should it apply - to this document and other documents which shall be signed in connection herewith or pursuant hereto shall be borne and paid by the Clients in a timely manner.

     13.6 The headings of the sections in this document are intended for convenience only and shall not be taken into consideration in interpreting the terms of this document.

     13.7 The Credit Agreement and the documents which shall be signed in connection therewith and/or pursuant thereto constitute the whole agreement in connection with the object of the Credit Agreement, the and supersede any previous agreement or arrangement between the Bank and the Clients and/or the Shareholders which refers to the object of this Agreement, including the letters sent by the Bank to Yossi Maiman and dated , which were confirmed by the Clients and the Shareholders, and including previous letters and/or previous drafts which were exchanged by the aforesaid parties.

     13.8 All of the provisions of the Credit Agreement and/or the collateral documents and/or the documents which shall be signed in connection therewith and/or pursuant thereto are mutually complementary. However, in case of an explicit contradiction between the provisions of this document and the provisions of any of the documents which shall be signed as set forth above, that stated in this document shall prevail, unless otherwise set forth in any of the documents which shall be signed as set forth above.

     13.9 All of the documents which have been and/or shall be signed by the Clients in connection with the opening of the account in which the Credits shall be managed and/or in connection with the management of the Credits shall apply, notwithstanding that set forth therein, sole and exclusively in connection with the Credits as these are defined in this Supplement.

          IN WITNESS WHEREOF WE HAVE AFFIXED OUR SIGNATURES:


                        ------------------------------
                           Y.M. Noy Investments Ltd.

We the undersigned, Yossi Maiman, Ohad Maiman and Noa Maiman, jointly and severally, agree to that set forth in the Management Terms and the Supplement, declare as set forth therein and undertake to act accordingly.


        --------------          --------------          --------------
         Yossi Maiman            Ohad Maiman              Noa Maiman

    I represent that the foregoing is a fair and accurate summary English translation of the original Hebrew language Supplement to the General Terms for Opening and Operating a Credit Account in Foreign Currency and in Israel Currency dated as of April 25, 2002, executed by Yosef A. Maiman, Y.M. Noy Investments Ltd., Ohad Maiman and Noa Maiman.

                                                      /s/ Yosef A. Maiman
                                                 By:  ------------------------
                                                 Name:  Yosef A. Maiman
                                                 Title: Chairman of the Board
                                                        of Directors